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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of King Pharmaceuticals, Inc. of our report dated February 15, 1999 (except Note 20 for which the date is March 3, 1999) relating to the financial statements, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP




Greensboro, NC
April 26, 1999